Exhibit 99.2

Five9 Announces Pricing of $650 Million Convertible Notes Offering

SAN RAMON, CALIF. – May 22, 2020 – Five9, Inc. (NASDAQ: FIVN), a leading provider of the intelligent cloud contact center, today announced the pricing of $650 million aggregate principal amount of 0.500% convertible senior notes due 2025 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Act”). Five9 also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $97.5 million aggregate principal amount of the notes.

The sale of the notes to the initial purchasers is expected to settle on May 27, 2020, subject to customary closing conditions, and is expected to result in approximately $633.8 million in net proceeds to Five9 after deducting the initial purchasers’ discount and estimated offering expenses payable by Five9 (assuming no exercise of the initial purchasers’ option).

The notes will be senior, unsecured obligations of Five9, and interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The notes will mature on June 1, 2025, unless earlier converted, redeemed or repurchased. Five9 may not redeem the notes prior to June 6, 2023; on or after June 6, 2023 and prior to March 1, 2025, Five9 may redeem the notes, at its option and subject to certain conditions, as detailed below.

Five9 expects to (i) use approximately $181.0 million of the net proceeds of the offering of the notes and (ii) issue an aggregate of 2,723,582 shares of Five9’s common stock to repurchase or exchange $181.0 million aggregate principal amount of its outstanding 0.125% convertible senior notes due 2023 (the “2023 notes”) (such transactions, the “note repurchases”). Five9 also expects to use approximately $78.7 million of the net proceeds of the offering of the notes to pay the cost of the capped call transactions described below. The remainder of the net proceeds from the offering would be used for working capital and other general corporate purposes. Five9 expects that holders of the 2023 notes that sell their 2023 notes to Five9, or exchange their 2023 notes with Five9, may enter into or unwind various derivatives with respect to Five9’s common stock and/or purchase or sell shares of Five9’s common stock in the market to hedge their exposure in connection with these transactions. These activities could increase (or reduce the size of any decrease in) the market price of Five9’s common stock or the notes. These activities could also result in higher effective conversion prices for the notes.

The initial conversion rate for the notes is 7.4437 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $134.34 per share). Prior to the close of business on the business day immediately preceding March 1, 2025, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Five9’s common stock or a combination thereof, at Five9’s election. The initial conversion price represents a premium of approximately 30.0% to the $103.34 per share closing price of Five9’s common stock on the Nasdaq Global Market on May 21, 2020.

Five9 may redeem all or any portion of the notes, at its option, on or after June 6, 2023 and prior to March 1, 2025, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest if the last reported sale price of Five9’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending not more than two trading days immediately preceding the date on which Five9 provides written notice of redemption.

Holders of notes may require Five9 to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a purchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In connection with certain corporate events or if Five9 issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

In connection with the pricing of the notes, Five9 entered into capped call transactions with one or more of the initial purchasers and/or their respective affiliates (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to Five9’s common stock upon any conversion of the notes and/or offset any cash payments Five9 is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be $206.68 per share, which represents a premium of 100% over the last reported sale price of Five9’s common stock of $103.34 per share on May 21, 2020, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Five9 expects to enter into additional capped call transactions with the option counterparties.

Five9 expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of Five9’s common stock and/or enter into various derivative transactions with respect to Five9’s common stock concurrently with, or shortly after, the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of Five9’s common stock or the notes at that time.

In addition, Five9 expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Five9’s common stock and/or by purchasing or selling shares of Five9’s common stock or other securities of Five9 in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period relating to a conversion of the notes). These activities could cause or avoid an increase or a decrease in the market price of Five9’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The notes were and will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Act. Neither the notes nor the shares of common stock issuable upon conversion of the notes, if any, have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Forward-Looking Statements

This news release contains certain forward-looking statements, including statements regarding our proposed offering of the notes, the anticipated effects of the related capped call transactions and the note repurchases, and the use of proceeds from the notes offering, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) whether we will be able to consummate the offering, (ii) the satisfaction of customary closing conditions with respect to the offering of the notes, (iii) prevailing market conditions, (iv) the anticipated use of net proceeds of the offering of the notes which could change as a result of market conditions or for other reasons, (v) whether the capped call transactions will become effective, (vi) the impact of general economic, industry or political conditions in the United States or internationally, including as a result of the COVID-19 pandemic; and (vii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9

Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than six billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

Source: Five9, Inc.